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                                                                  EXHIBIT 10.13A

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


                                    AGREEMENT



This Agreement is made on the date specified in Item 1 of Schedule 1.

Between:

TRIPLE G CORPORATION a company carrying on business at 2900 John St., Suite #300, Markham, Ontario, Canada, L3R 5G3 ("Triple G")

And: Specialty Laboratories

THE PERSON SPECIFIED in Item 2 of Schedule 1 ("Customer")

In consideration of the mutual covenants and agreements contained herein, Triple G and the Customer agree as follows:

1.       INTERPRETATION

1.1 DEFINITIONS. These words have the following meanings in this Agreement unless expressly stated otherwise herein:

         ADDITIONAL LICENSEE means a hospital or other healthcare institution which is permitted to use the Application Software and Run-Time Software in accordance with Section 2.6 hereof.

         ADDITIONAL LICENSE FEE means the amount payable by Customer to Triple G in respect of each Additional Licensee, which fee is described in
         Schedule 1, Item 12.

         AFFILIATE means an entity that is controlled by, controls, is under common control with another entity.

         AGREED MODIFICATIONS means the modifications to the Application Software or other programming set out in Schedule 3 hereof.

         AGREEMENT means this Agreement between Triple G and Customer, including the Exhibits and Schedules hereto, as amended from time to time in accordance with the terms hereof.

         APPLICATION SOFTWARE means the "Ultra" integrated pathology laboratory management system software comprising the software modules specified in
         Item 2 of Schedule 2 and including all modifications, enhancements or adaptations to such software by whomever made and any New Release or New Module of such software provided to the Customer by Triple G.

         APPROVED CONTRACTOR means a third party contractor engaged by Customer to modify the Source Code who has been approved in writing by Triple G and who has executed a Contractor Agreement.


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         APPROVED PURPOSES means the sole purpose of carrying out the internal business of the medical laboratory of the Customer or an approved Additional Licensee.

         BILLING AND ACCOUNTS RECEIVABLE SYSTEM means those portions of the Application Software utilized in carrying out the billing and accounts receivable activities of Customer.

         CLINICAL LABORATORY INFORMATION SYSTEM means those portions of the Application Software utilized in carrying out the clinical laboratory activities of Customer.

         CLINICAL TRIALS LABORATORY INFORMATION MANAGEMENT SYSTEM means those portions of the Application Software utilized in carrying out the clinical trial activities of Customer.

         COMMENCEMENT DATE means the date specified in Item 3 of Schedule 1.

         CONCLUSION OF TESTING means:

         (a) as to the Clinical Laboratory Information System, the date on which Customer determines that operation of the applicable portions of the Application Software conforms substantially with their documentation and specifications. Conclusion of Testing of the Clinical Laboratory Information System shall constitute an acknowledgment that Customer is satisfied with the operation of the Application Software as to the Clinical Laboratory Information System and desires to commence Live Use of the Software.

         (b) as to the Clinical Trials Laboratory Information Management System, the date on which Customer determines that operation of the applicable portions of the Application Software conforms substantially with their documentation and specifications. Conclusion of Testing of the Clinical Trials Laboratory Information Management System shall constitute an acknowledgment that Customer is satisfied with the operation of the Application Software as to the Clinical Trials Laboratory Information Management System and desires to commence Live Use of the Software.

         (c) as to the Billing and Accounts Receivable System, the date on which the Customer determines that the operation of the applicable portions of the Application Software conforms substantially with their documentation and specifications. Conclusion of Testing of the Billing and Accounts Receivable System shall constitute an acknowledgment that Customer is satisfied with the operation of the Application Software as to the Billing and Accounts Receivable System and desires to commence Live Use of the Software.

         Any work Customer requests Triple G to perform prior to the Conclusion of testing may be performed by Triple G at the Programming Rates.

         CONFIDENTIAL INFORMATION OF CUSTOMER means Customer's confidential business information and trade secrets, including but not limited to, test methodologies and specifications, patient data and records, financial information, customer names, pricing information, marketing information and business plans, which are:

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         (a)   not in the public domain; or if part of the public domain, became part of the public domain as a result of an unauthorized disclosure, or otherwise by reason of a breach of confidence; and

         (b) not in the possession of Triple G prior to disclosure by Customer.

         CONFIDENTIAL INFORMATION OF TRIPLE G means the information and know-how in or relating to the Software or the Materials, including but not limited to: source and object codes; data, designs and know-how relating to the development, creation, use, operation, performance, manufacture, reproduction or maintenance of the Software; or flow-charts, logic diagrams, or data base schema, disclosed by Triple G to the Customer under or in connection with this Agreement, which is:

         (a) not in the public domain; or if part of the public domain, became part of the public domain as a result of an unauthorized disclosure, or otherwise by reason of a breach of confidence; and

         (b) not in the possession of the Customer prior to its disclosure by Triple G.

         CONTRACTOR AGREEMENT means an agreement substantially in the form attached as Schedule 4 which must be executed by each Approved Contractor before it is permitted to access or modify the Source Code or Application Software.

         CPI means the U.S. Bureau of Labor Statistics Consumer Price Index (U.S. Cities Average).

         DEFAULT RATE means the interest rate set at 1.5 percent per month.

         DESIGNATED SITE means the location or locations at which the server(s) running the Software may be located as set forth in Item 4 of Schedule 1 or otherwise consented to in writing by Triple G.

         DEVELOPMENT CPU means the computer specified as being the "Development CPU" in Item 1 of Schedule 2 unless no computer is specified in which case Development CPU means the Run-Time CPU.

         DEVELOPMENT SOFTWARE means certain software owned by Unify and delivered by Triple G hereunder which enables the Application Software to be used and operated and is necessary to modify the Application Software.

         EMERGENCY CPU means any single computer which is designated by Customer as the "Emergency CPU" subject only to the applicable limitations of Clause 2.3(e).

         FDA means the U.S. Food and Drug Administration.

         HARDWARE LOCK means an electrical device which may be supplied by Triple G which may be connected to a computer to enable the Interface Software to operate on that computer.

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         INCREMENTAL USER LICENSE FEE means the amount payable by Customer in respect of the increase of the User Limits for the Software, as specified in Item 10 of Schedule 1.

         INSTRUMENT INTERFACE SOFTWARE means certain software which, when operating on a computer to which a Hardware Lock may be connected, allows the Application Software to interface with instruments specified in Item 4 of Schedule 2. The Interface Software includes one or more "Instrument Interfaces", each of which enables the Software to interface to a single uni-directional or bi-directional instrument.

         LICENSE CPU means the Run-Time CPU and the Development CPU.

         LICENSE FEE INSTALLMENTS means the amounts specified in Item 6 of
         Schedule 1 and License Fee Installment means any one of them.

         LICENSE DATE means the date upon which Triple G receives payment of the License Fee Installments 3(a) in Item 6 of Schedule 1.

         LIVE USE means use by Customer of the Software to process actual data for Approved Purposes, and not for testing purposes or in connection with the transition from the Customer's prior system to the Software.

         MATERIALS means the user documentation and materials relating to the Software provided by Triple G to the Customer including but not limited to the guides specified in Item 5 of Schedule 2.

         MONTHLY FEE means the monthly license and support and update fee specified in Item 7 of Schedule 1 as varied in accordance with this Agreement.

         NEW MODULE means any additional software module generally released by Triple G which is comparable with the Application Software.

         NEW RELEASE means a new version of a module of the Application Software generally released by Triple G after the execution of this Agreement.

         PRESCRIBED TERMS means terms, conditions and warranties implied by law and to some contracts for the supply of goods or services which the law expressly provides:

         (a)   may not be excluded, restricted or modified; or

         (b)   may be excluded, restricted or modified only to a limited extent.

         PROGRAMMING RATE means the rate in dollars per hour applicable from time to time at which Triple G provides programming, installation, configuration, training, development and other services. The programming rate at the date of this Agreement is specified in Item 9 of Schedule 1.

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         REMOTE SITE means a location, other than a Designated Site, which: (a)
         is owned or controlled by Customer, an Approved Contractor or an Additional Licensee; or (b) is a place of operation of a client of Customer or an Additional Licensee to whom Customer or Additional Licensee is providing services within the scope of the Agreement's Approved Purposes, from which remote access to the Software is permitted. For purposes of this definition, a Remote Site may be anywhere in the world.

         RENEGOTIATION PERIOD means the period commencing on the License Date and continuing for the period specified in Item 5 of Schedule 1 and each successive period of that duration.

         RUN-TIME CPU means the computer specified as being "Run-Time CPU" in
         Item 1 of Schedule 2.

         RUN-TIME SOFTWARE means certain software owned by Unify and delivered by Triple G hereunder which enables the Application Software to be used and operated.

         SOFTWARE means the Application Software, the Instrument Interface Software, the System Interface Software, the Voice Software, the Development Software, the Run-Time Software and the Source Code.

         SOURCE CODE means the source code of the Application Software.

         SYSTEM INTERFACE SOFTWARE means certain software described in Item 13 of Schedule 1 which permits the Software to interface with one or more other systems.

         THIRD PARTY SOFTWARE means all software provided by Triple G under this Agreement which is not owned by Triple G, including the Unify Software and certain portions of the Voice Software.

         TRIPLE G SOFTWARE means all software provided by Triple G under this Agreement which is owned by Triple G, including the Application Software, the Instrument Interface Software, the System Interface Software and certain portions of the Voice Software.

         UNIFY means Unify Corporation of 3901 Lennane Drive, Sacramento, California 95834-1922, United States of America.

         UNIFY FEES means any and all fees levied by Unify from time to time in relation to the Run-Time Software or the Development Software. The applicable fees at the date of this Agreement are specified in Item 8 of Schedule 1.

         UNIFY SOFTWARE means the Development Software and the Run-Time
         Software.

         USER LIMIT means:

         (a) in respect of the Application Software, the maximum number of concurrent users specified in Item 3 of Schedule 2;

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         (b)   in respect of the Run-Time Software, the maximum number of concurrent users specified in Item 8 of Schedule 1; and

         (c) in respect of the Development Software, the maximum number of concurrent users specified in Item 8 of Schedule 1;

         as each may be increased as described in Clause 2.4 and upon the payment of the Incremental User License Fee.

         VOICE SOFTWARE means certain voice recognition software that operates in conjunction with the Application Software and is specified in Item 14 of Schedule 1.

1.2      MISCELLANEOUS.  In this Agreement unless otherwise specified:

         (a) a reference to this Agreement or another instrument includes any amendment of either of them;

         (b)   the singular includes the plural and vice versa;

         (c)   a reference to one gender includes all genders;

         (d) the word person includes a corporation, partnership, individual, unincorporated association or other entity; and

         (e) a reference to anything is a reference to the whole or any part of it and a reference to a group of persons is a reference to any one or more of them.

1.3 HEADINGS. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

1.4 MULTIPLE PARTIES. If the Customer or any Additional Licensee consists of two or more persons, an agreement, obligation, representation or warranty on the part of the Customer or Additional Licensee binds each of those persons jointly and severally.

2.       LICENSE

2.1 USE LICENSE. Triple G grants to the Customer, and the Customer accepts, a personal, non-exclusive and non-transferable license to use the Software for Approved Purposes during the term of this Agreement, subject to its compliance with all terms and conditions of this Agreement.

2.2 MATERIALS. Triple G grants to the Customer, and the Customer accepts, a personal, non-exclusive and non-transferable license to use the Materials at the Designated Site in connection with the use of the Software as permitted hereby.

2.3 CPU LIMITATION. Subject to the remote access privileges set forth in Clause 2.7, Customer and Additional Licensees shall use the Software only at the Designated Site(s) on the following CPU's:

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         (a)   the Application Software, Voice Software and System Interface
         Software on the Run-Time CPU and the Development CPU;

         (b) the Instrument Interface Software on computer equipment with Hardware Locks;

         (c)   the Run-Time Software on the Run-Time Software;

         (d)   the Development Software on the Development CPU; and

         (e) all Software on the Emergency CPU during the occurrence of (and only until the resolution of) an emergency situation beyond the control of Customer or the Additional Licensee which makes it impossible or impractical to use the Software on the Run-Time CPU or the Development CPU.

         Additional Licensees shall be subject to the same restrictions as Customer with respect to the CPUs on which their use of the Software is permitted. The Customer and Additional Licensees shall operate and keep the servers running the Software only at Designated Sites.

2.4 USER LIMIT. The Customer must ensure that the maximum number of users that can simultaneously use or have access to the Application Software, the Run-Time Software or the Development Software (whether at Customer's or Additional Licensee's Designated Sites or Remote Sites) cannot and does not exceed the User Limit of the Application Software, Run-Time Software or Development Software (as the case may be). The User Limit of the Application Software, Run-Time Software or Development Software may be increased by agreement between the parties and payment by the Customer to Triple G of the Incremental User License Fee.

2.5      MODIFICATIONS; APPROVED CONTRACTORS.

         (a) Triple G grants the Customer, and the Customer accepts, a non-exclusive and non-transferable license to use and modify the Source Code for Approved Purposes at the Designated Site during the term of this Agreement, subject to its compliance with all terms and conditions of this Agreement, and to compile and operate the modified Source Code. Additional Licensees shall not have the right to access or modify the Source Code. Such modifications shall be deemed to constitute "Application Software" and "Source Code" for purposes of this Agreement.

         (b) Source Code modifications may be developed by Customer, Triple G (on terms to be agreed), or an Approved Contractor (in accordance with the applicable Contractor Agreement). Customer shall have the right to grant to Approved Contractors sublicenses of its rights (i) to modify, enhance and create derivative works of the Source Code and Application Software on Customer's behalf and (ii) to use the Run-Time Software, Development Software and Instrument Interface Software solely in connection with the development and testing of such modifications. Such sublicenses shall be subject to all restrictions on Customer's utilization of the Software, including but not limited to the restrictions contained in Clauses 2.1, 2.3, 2.8(d), 3.1, 3.2, 7.1, 8, 9, 10, 11.4, 12 and 14. Customer shall be fully responsible for each Approved Contractor's compliance with the

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         applicable provisions of this Agreement and all provisions of the
         Contractor Agreement. Triple G shall have the right to terminate any Approved Contractor sublicense granted by Customer upon notice to Customer and the Approved Contractor if the Approved Contractor is in violation of any provision of the Contractor Agreement or any provision of this Agreement applicable to it.

         (c) Customer shall promptly deliver to Triple G (or cause Approved Contractors to deliver to Triple G) all modifications to the Source Code and Application Software developed by Customer and Approved Contractors, including all executable object code, source code listings and files, libraries, source code commenting, programmers' notes, flow charts and other explanatory materials.

2.6      ADDITIONAL LICENSEES.

         (a) Customer shall have the right to designate one or more Additional Licensees during the term of this Agreement. In order to exercise such right, Customer shall first notify Triple G of the identity of the proposed Additional Licensee, the number of users at the entity who will be using the Application Software; the nature of the use the entity will make of the Application Software and such other information as is reasonably requested by Triple G. If the entity is not an Affiliate of Customer, then Triple G shall have the right to approve or reject the treatment of such entity as an Additional Licensee and such approval by Triple G shall not be withheld except on reasonable grounds (it being agreed that Triple G shall have reasonable grounds to reject any potential Additional Licensee which is or is reasonably likely to become a competitor of Triple G). Customer shall not permit the Application Software to be used by or for the benefit of any such non-Affiliate entity until Triple G has notified Customer that such entity has been approved as an Additional Licensee. Triple G shall have the right to require that any Additional Licensee execute an agreement with Triple G relating to the use, confidentiality and other matters associated with the Application Software. It shall be Customer's sole responsibility to inform Additional Licensees of their responsibilities under this Agreement, as it may be amended from time to time.

         (b) Upon Customer's payment of the Additional Licensee Fee, Customer shall have the following additional rights:

                  (i) to use the Application Software and Run-Time Software for the Additional Licensee for Approved Purposes of such Additional Licensee; and

                  (ii) to grant such Additional Licensee a sublicense to use one copy of the Software (excluding the Development Software and the Source Code) in object code form for Approved Purposes at a site agreed upon in writing by Triple G, subject to all of Customer's restrictions on such use contained in this Agreement.

         (c) Customer shall pay to Triple G the Additional Licensee Fee for each Additional Licensee upon the commencement of such entity's status as an Additional Licensee. In addition, Customer shall pay any Incremental User License Fees required as a result of

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         the addition of users at the Additional Licensee and such other fees as are required herein with respect to the Additional Licensee.

2.7      REMOTE ACCESS.

         (a) Customer, Additional Licensees and Approved Contractors shall have the right to access and use the Software from Remote Sites for Approved Purposes in accordance with the licenses granted herein, including, to the extent permitted by Section 2.5, for Source Code modification.

         (b) Subject to the use restrictions set forth herein, Customer and Additional Licensees may permit any individuals to access and use the Application Software and Run-Time Software from Remote Sites, using remote enquiry modules provided by Triple G, solely for the purposes of making database enquiries, to perform remote test order entry, and to perform remote test result retrieval, each in connection with Customer's or Additional Licensee's Approved Purposes. No other actions shall be performed from any Remote Site.

2.8 COPIES. Customer, Additional Licensees and Approved Contracts shall not copy the Software or Materials, except that:

         (a) a transient copy of the Software may be made in a computer's memory incident to running the Software as permitted herein, provided that such copy is erased when the software is not being run;

         (b) one copy of the Software may be stored on the CPUs designated in Clause 2.3 at each Designated Site, provided that such copies are protected by appropriate security mechanisms and access to them is limited to appropriate systems personnel of Customer.

         (c) one copy of the Software (excluding the Development Software and Source Code) may be stored by Customer and each Additional Licensee at a secure location for disaster-recovery purposes, provided that such additional copy shall not be used unless the original copy of the applicable Software becomes inoperative. Customer shall notify Triple G if it desires to use such disaster-recovery copy of the Software.

         (d) one copy of the Source Code and Application Software may be made by Customer or its Approved Contractor purposes of modifying and testing the Source Code in accordance with the other provisions of this Agreement.

         Additional copies of the Materials may be obtained from Triple G at its then-current rates. Triple G may provide additional copies of the Source Code and Development Software to Customer at Triple G's discretion, upon Customer's payment of fees to be determined by Triple G.

2.9 SUBLICENSING. Customer shall have no right to sublicense its rights hereunder except to Approved Contractors as set forth in Clause 2.5, and to Additional Licensees as set forth in Clause 2.6.

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2.10     SUPPORT LICENSE. In the event that Triple G breaches its obligation to provide maintenance and support to the Customer pursuant to this Agreement as a result of Triple G's elimination or "critical reduction" (for at least ninety (90) days) of support operations, personnel and facilities in North America, then the licenses granted to Customer in Sections 2.1 and 2.2 of this Agreement shall be deemed to be fully paid-up with respect to the Triple G Software, and Customer shall be relieved of all further obligations to pay Monthly Fees to Triple G in respect of the Triple G Software, and Triple G shall be relieved of all further obligations to provide maintenance and support services to Customer. For purposes of this section, "Critical reduction" means reduction of staffing to fewer than five (5) full-time personnel. All other provisions of this Agreement, including all license restrictions, shall remain in full force and effect. Reasonably promptly following such elimination or critical reduction, Triple G shall provide to Customer one copy of Triple G's programming notes, diagrams, flow charts, instructions and documentation as would assist Customer in the maintenance and support of the Triple G Software as are then in Triple G's possession ("Support Materials"). Such Support Materials shall constitute Confidential Information of Triple G and shall be considered "Materials" for purposes of the restrictions thereon contained in this Agreement.

3.       CUSTOMER OBLIGATIONS

3.1 The Customer must not allow or cause any other person, including Additional Licensees and Approved Contractors, without the prior written consent of Triple G, to:

         (a) install, use or operate, or attempt to install, use or operate, the Application Software on any computer other than the Run-Time CPU, the Development CPU or, in accordance with Clause 2.3(e), the Emergency CPU;

         (b) install, use or operate, or attempt to install, use or operate, the Run-Time Software on any computer other than the Run-Time CPU or, in accordance with Clause 2.3(e), the Emergency CPU;

         (c) install, use or operate, or attempt to install, use or operate, the Development Software on any computer other than the Development CPU or, in accordance with Clause 2.3(e), the Emergency CPU;

         (d) install, use or operate, or attempt to install, use or operate, the Instrument Interface Software on any computer other than a computer that is equipped with a Hardware Lock;

         (e) directly or indirectly reverse assemble, reverse compile or reverse engineer all or any part of the Software;

         (f) except as provided in Clause 2.5, modify, enhance or adapt any part of the Software; or

         (g) alter, change, remove or obscure any notices or other indications (including copyright notices) as to the ownership of the Software of the Materials.

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3.2      The Customer and Additional Licenses and Approved Contractors:

         (a) must ensure that the Software and the Materials are protected at all times from misuse, damage or destruction by any person;

         (b) must not permit any unauthorized person to use or copy the Software or the Materials;

         (c) must not permit any unauthorized person to have access to the places where the Software and the Materials are reproduced or stored;

         (d) must not make or assist any person to make any unauthorized use of the Software or the Materials;

         (e) must ensure that any employee or other person who acquires access to the Software or Material does not make any unauthorized use thereof;

         (f) must immediately provide Triple G with any and all details of which the Customer becomes aware of any unauthorized copying or use of the Software, the Software Documentation, or the Materials; and

         (g) must not, directly or indirectly, export, re-export or transship the Software or Materials from the United States or any other country in violation of United States and all other applicable laws, rules and regulations, and Customer must obtain the prior written consent of Triple G prior to any such export, re-export or transshipment.

3.3      The Customer is solely responsible for:

         (a) the purchase, configuration, operation and maintenance of adequate computer hardware, peripherals, electrical and mechanical components, communications equipment and medical or other instruments;

         (b)   the acquisition of adequate communications services;

         (c) the interconnection of all peripheral devices (other than the instruments specified in Item 4 of Schedule 2) with the Licensed CPUs and the Software including, without limitation, establishment and maintenance of adequate data flow control between all printers and the Software; and

         (d) any and all taxes, fees and charges levied or imposed in relation to this Agreement unless otherwise expressly indicated in Schedule 1, all fees therein set forth are exclusive of any taxes that may be levied or imposed in connection with this Agreement.

4.       INSTALLATION AND OPERATION OF THE SOFTWARE

4.1 INSTALLATION AND DELIVERIES. Following the execution of this Agreement, Triple G shall:

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         (a)   install the Application Software and the Run-Time Software on
         Customer's Run-Time CPU; and

         (b) install the Application Software and the Development Software on Customer's Development CPU;

         (c) install the System Interface Software, Voice Software, Instrument Interface Software and the Hardware Locks on customer's relevant computers;

         (d)   provide the Customer with one copy of the Source Code; and

         (e) carry out the Agreed Modifications (if any) in accordance with the schedule and plan set forth in Schedule 3.

4.2      INSTALLATION AND TRAINING.

         (a) Triple G shall use reasonable efforts to complete installation of the applicable items of Software referred to in Clauses 4.1(a), (b) and
         (c) above as soon as reasonably practicable after the execution of this Agreement. The Customer shall provide Triple G with such assistance as Triple G may request in relation to the installation of such items of Software.

         (b) Triple G shall provide training to Customer in the use of the Software for Approved Purposes in amounts as agreed by Triple G and Customer.

         (c) Triple G shall install the Application Software and Run-Time Software on the computers of any Additional Licenses commencing a reasonable time after Triple G's receipt of the Additional Licensee Fee and shall provide training to any Additional Licensees in the use of the Software for Approved Purposes in amounts as agreed by Triple G and such Additional Licensees.

4.3 TESTING. Triple G shall, upon substantial completion of the installation of the applicable items of Software, in conjunction with the Customer, commence testing the operation of the Application Software as to the Clinical Laboratory Information System, Clinical Trials Laboratory Information Management System, and Billing and Accounts Receivable System. Triple G shall continue to install, configure and, in conjunction with the Customer, test the Application Software until the Conclusion of Testing on the Clinical Laboratory Information System, Clinical Trials Laboratory Information Management System, and Billing and Accounts Receivable System.

4.4      THIRD PARTY WARRANTIES.

         (a) Triple G hereby warrants that it has the unencumbered right to grant to Customer the rights to the Third Party Software granted hereunder.

         (b) Unify has warranted to Triple G that the Development Software and the Run-Time Software will perform substantially in accordance with Unify's applicable end user documentation. Triple G is authorized to and hereby does extend this warranty to the

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         Customer. Other Third Party Software provided with the Software may include warranties from the manufacturers of such Third Party
         Software.

         (c) Triple G makes no warranties in relation to the Third Party Software other than those contained in this Clause 4.5.

4.5 INSTRUMENT INTERFACE SOFTWARE. Instrument Interfaces may be licensed by Customer for use by Customer or Additional Licensees at the rates set forth in Item 11 of Schedule 1. Payments in respect of Instrument Interface Software shall be payable by Customer as follows: [***]*. Monthly Fees for Instrumental Interface Software are payable commencing upon Live Use of the Instrument Interface Software. Customer shall pay for any installation or other services provided by Triple G at the request of Customer in respect of the implementation of any upgrades to the Instrument Interface Software at the Programming Rate.

5.       CHARGES AND PAYMENT

5.1      REQUIRED PAYMENTS. The Customer shall pay to Triple G:

         (a) the License Fee Installments in the manner specified in Item 6 of Schedule 1;

         (b) the Monthly Fee in respect of each calendar month commencing on installation of the Application Software;

         (c) the Instrument Interface License and Maintenance Fees for all Instrument Interface Software, in the manner and amounts specified in
         Item 11 of Schedule 1 and Clause 4.6 above;

         (d)   all Unify Fees;

         (e) the Additional Licensee Fee for all Additional Licensees, and all associated Incremental User License Fees;

         (f) the Incremental User License Fees for all users to which such fees are applicable;

         (g) the then current Programming Rate in respect of each hour, excluding travel time, during which a Triple G employee or contractor provides programming, installation, configuration, training or other services for Customer or any Additional Licensee including but not limited to all such services described in Clauses 4.1, 4.2 and 4.3;

         (h) all travel, accommodation and out of pocket expenses reasonably incurred by Triple G in connection with the performance of its obligations under this Agreement, in accordance with Item 9 of Schedule 1; and

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         (i)   the amounts set forth in Items 13 and 14 of Schedule 1 with respect to the System Interface Software and the Voice Software.

5.2 PAYMENT TERMS. The Customer shall pay to Triple G all amounts owed to Triple G pursuant to this Clause 5 within 30 days of receipt of an invoice in respect of that amount from Triple G except for the first License Fee Installments, which shall be payable at the times set forth in Item 6 of Schedule 1. For the avoidance of doubt, the Customer acknowledges that it cannot commence Live Use of the Software until the third License Fee Installment has been paid to Triple G. All amounts set forth in this Agreement are denominated in, and shall be paid in, United States Dollars.

5.3 OVERDUE AMOUNTS. The Customer agrees to pay interest on any amount payable by it under this Agreement from when it becomes due for payment during the period that it remains unpaid. Interest is payable at the Default Rate. Interest payable under this Clause 5.3 may be capitalized by Triple G on the first day of each calendar month. Interest is payable on capitalized interest in the manner referred to in this Clause 5.3. In addition, except in case of breach or other default by Triple G of this Agreement, the Customer shall reimburse Triple G for all costs and expenses incurred by Triple G in connection with the collection of overdue amounts, including attorneys' fees.

5.4 ADJUSTMENT. For [***]* years running from the date of payment by Customer of the first Monthly Fee, the Monthly Fee shall not be adjusted apart from increases prescribed elsewhere in this Agreement. At the commencement of the [***]* after payment of the first Monthly Fee, and annually thereafter through the term of this Agreement, the Monthly Fee (including all increases, including but not limited to those arising from the addition of Users, Instrument Interfaces and Additional Licensees) shall be adjusted to an amount equal to the Monthly Fee multiplied by the following fraction:

                  [***]*
                  [***]*

5.5 RENEGOTIATION PERIOD. Upon the expiration of each Renegotiation Period, the parties shall meet and discuss in good faith varying by mutual agreement the amount of the Monthly Fee.

5.6 UNIFY FEES. If at any time of this Agreement, Unify's fees and charges to Triple G increase from those applicable at the date of this Agreement, the Unify Fees shall be increased by a corresponding amount. Customer agrees that it will make all its future purchases of Unify software or licenses through Triple G at Unify's published list prices.

5.7 REFERRAL FEE. Customer may, during the term of this Agreement, notify Triple G in writing of opportunities to license the Software to potential new customers ("Prospects"). Customer will provide Triple G with personal introductions to representatives of each Prospect who have software procurement authority and will, at Triple G's request, answer the Prospect's questions regarding Customer's experience with the Software (subject to the provisions of Clause 10), and demonstrate the use of the Software to the Prospect at Customer's facilities. In the event that Customer complies with the foregoing provisions and Triple G enters into a license agreement with a Prospect relating to the Software, Triple G shall give Customer, for each such licensed Prospect, [***]* to Triple G.

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         6.    SOFTWARE UPDATES AND MAINTENANCE

6.1 MAINTENANCE SERVICES. In consideration of payment of the Monthly Fee, Triple G shall:

         (a) provide the Customer with twenty-four hours, seven days per week telephone access to software engineers for emergency queries relating to the Application Software, Instrument Interface Software, Systems Interface Software and Voice Software, where such Software has become wholly or substantially inoperative;

         (b) provide the Customer with on-site maintenance or service assistance within twenty-four (24) hours of being notified that the Application Software has become wholly or substantially inoperative, provided that the problem cannot be resolved remotely;

         (c) notify the Customer of all New Releases and New Modules released by Triple G after the execution of this Agreement;

         (d) offer to install any New Release at the Programming Rate and license the Customer to use and operate that New Release free of charge (subject to Clause 6.4 below); and

         (e) offer to install, and license the Customer to use and operate, any New Module at prices and on terms and conditions determined by Triple G.

6.2 NEW MODULE FEES. The Customer acknowledges that Triple G may require, as a condition of the supply by Triple G of a New Module, that the Customer agree to an increase in the Monthly Fee.

6.3      NEW RELEASES.

         (a) Subject to the provisions of Clause 6.3(b), the Customer agrees to accept all New Releases offered by Triple G. The Customer acknowledges that the support described in Section 6.1 will only apply to the most current release of the Software.

         (b) Notwithstanding the foregoing, in the event that Triple G releases a New Release of the Application Software that is intended to be used with database software other than the Unify Software (e.g. Oracle) (the "New Database Release"), Triple G will offer such New Database Release to Customer without any license fee, other than any third party charges associated with such New Database Release. Customer shall have the option to accept the New Database Release with or without an underlying third party database license. Notwithstanding the foregoing, any installation or training services provided by Triple G with respect to the new Database Release shall be paid by the Customer at the Programming Rate.

6.4 UNIFY MAINTENANCE. Triple G acknowledges that it will be Customer's primary point of contact for service questions relating to the Unify Software. Triple G will duly communicate Customer's questions and problems to Unify and will work with Unify to resolve Customer's problems.

6.5      SOFTWARE VALIDATION.  Triple G shall, at the Programming Rate,

         (a) work with Customer to assure that the Triple G Software complies with all FDA requirements and guidelines applicable to customer's use of the Triple G Software for Approved Purposes; and

         (b) work with Customer to obtain all approvals, clearance or validations required by the FDA, if any, applicable to Customer's use of the Triple G Software for Approved Purposes.

7.       INTELLECTUAL PROPERTY

7.1 TRIPLE G OWNERSHIP. The Customer acknowledges and agrees that all patent, copyright, trademark and trade secret rights and all other intellectual and industrial property rights anywhere in the world, including moral rights, and all applications, divisional applications, registrations and continuations thereof, and all associated goodwill (present or future) in and to the Application Software, the Instrument Interface Software, the System Interface Software, the Source Code, any other Triple G Software and the Materials and all modifications, enhancements or adaptations of such Software or Materials, whether made or delivered by Triple G, Customer, Additional Licensees, Approved Contractors or any other person or entity, are and shall be owned by and vested in Triple G. To the extent that Customer has or obtains in the future any ownership interest in or to such Software or Materials, Customer hereby irrevocably assigns all its right, title and interest in and to such Software and Materials to Triple G. The Customer agrees, at its expense, to do all things (including executing assignments and other documents) to give effect to this Clause 7.1.

7.2 CUSTOMER DATA. Triple G acknowledges and agrees that the use of the Software by the Customer to enter, store or manipulate information does not confer upon Triple G any rights subsisting in that information, and any such rights are and shall be owned by, and vested in, the Customer.

7.3 AUTHORITY. Triple G warrants that to the best of its knowledge Triple G has the right and authority to grant the licenses and rights granted under this Agreement.

7.4      INTELLECTUAL PROPERTY INDEMNIFICATION.

         (a) Notwithstanding the limitations set forth in Clause 9, Triple G shall indemnify, defend and hold Customer harmless against any damages, settlements, costs and expenses (including reasonable attorneys' fees) arising from any third party legal action alleging that the Triple G Software infringes any valid United States patent, copyright, trademark or trade secret existing or issued at the Commencement Date. Customer shall promptly notify Triple G of the filing of any such action within five (5) business days after Customer becomes aware of such action. Triple G shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. Customer shall reasonably cooperate with Triple G in the defense of such action, and may be represented, at Customer's expense, by counsel of Customer's selection.

         (b) In the event that a final injunction is obtained against Customer's use of the Triple G Software by reason of infringement of a valid United States patent, copyright or trademark existing or issued as of the Commencement Date, or if in Triple G's opinion the Triple G Software is likely to become the subject of a successful claim of such infringement, Triple G shall, at its option and expense, (i) procure for customer the right to continue using such Triple G Software as provided in this Agreement, (ii) replace or modify such Triple G Software so that it becomes non-infringing (so long as its functionality is essentially unchanged), or (iii) if the preceding Clauses (i) and (ii) are not reasonably practicable, terminate this Agreement and the rights granted hereunder and refund to Customer the License Fees paid by Customer hereunder, provided that the amount of the License Fees to be refunded shall be depreciated on a straight-line basis for the five (5) year period beginning at the Conclusion of Testing to reflect Customer's beneficial use of the Software during such period.

         (c) The provisions of Section 7.4(a) notwithstanding, Triple G shall not have any liability to Customer under this Clause 7 to the extent that any claim is based upon (i) use of the Triple G Software in conjunction with any data, equipment or software not provided by Triple G, where the Triple G Software would not itself be infringing or otherwise the subject of the claim, (ii) use of the Software improperly or in a manner not described in its documentation, (iii) any modification to the Software made by Customer, Additional Licensees, Approved Contractors or any other person or entity other than Triple G,
         (iv) Triple G's compliance with the specific instructions of Customer, an Additional Licensee or an Approved Contractor, or (v) any claim relating to infringement by the Third Party Software. Customer shall indemnify, defend and hold Triple G harmless from and against any claims described in Clauses (i) to (iv) of this Clause 7.4(c).

8.       CUSTOMER'S OBLIGATIONS TO UNIFY

8.1 The Customer acknowledges that the intellectual property rights subsisting in the Unify Software are owned by Unify (or the Unify Licensors, as defined below) and not Triple G. The Customer agrees that all right, title and interest in and to the Unify Software shall remain vested in Unify at all times. Nothing in this Agreement shall be deemed to convey any ownership rights in the Development Software or the Run-Time Software to any other entity or to restrict Unify's rights to grant licenses, sublicenses, or distribution rights for the Development Software or the Run-Time Software.

8.2 The Customer shall not reproduce, distribute or use any of Unify's trademarks or trade names without the prior approval of Unify. All proprietary markings shall be in the form, location and quantity specified by Unify. Upon termination of this Agreement, the Customer shall have no further right to use any such trade marks or trade names.

8.3 The Customer will not at any time do, permit or cause to be done any act or thing which could tend to impair Unify's rights in the Development Software or the Run-Time Software or Unify's trademarks or trade names.

8.4 The Development Software and the Run-Time Software and other related materials contain valuable and confidential information which is proprietary to Unify. The Customer agrees to take every reasonable precaution to prevent the theft, unauthorized distribution, use or disclosure thereof.

8.5 The Customer shall not translate or make derivative works of the Development Software or the Run-Time Software. Furthermore, the Customer shall not disassemble, decompile, apply any procedure to the Development Software or the Run-Time Software, including reverse engineering or any similar process, in order to ascertain, derive and/or appropriate for any reason or purpose, the source code or source listings for the Development Software or the Run-Time Software or any trade secret information or process contained in the Development Software or the Run-Time Software.

8.6 The Customer agrees with Triple G and Unify that, to enforce its rights and the restrictions relating to the use of the Development Software or the Run-Time Software, Unify may incorporate technical restrictions or limitations into the Development Software or the Run-Time Software without any obligation to notify the Customer. Such restrictions and limitations will not affect the Customer's rightful use of the Development Software or the Run-Time Software.

8.7 Certain portions of the Development Software or Run-Time Software may be licensed by Unify from third parties ("Unify Licensors"). Customer agrees that Unify and the Unify Licensors are intended third party beneficiaries of this Agreement, and shall have the right to directly enforce their rights against Customer and its Additional Licensees in the event of a breach of the licenses relating to the Development Software and Run-Time Software, as applicable. CUSTOMER AGREES THAT NEITHER IT NOR ITS ADDITIONAL LICENSEES SHALL LOOK TO UNIFY OR THE UNIFY LICENSORS FOR ANY DAMAGES OR OTHER REMEDIES RELATING TO THE DEVELOPMENT SOFTWARE OR RUN-TIME SOFTWARE, AND THAT UNIFY AND THE UNIFY LICENSORS SHALL HAVE NO LIABILITY WHATSOEVER TO CUSTOMER OR ADDITIONAL LICENSEES.

9.       LIMITATION OF LIABILITY

9.1      GENERAL STATEMENT. The Customer acknowledges that:

         (a) as Triple G does not have control over the Software (as a result of the grant to the Customer of the right to modify the Application Software pursuant to Clause 2.5) or the precise manner of use of the Software by the Customer, it is necessary for Triple G to limit its liability in relation to the Software in accordance with this Clause 9; and

         (b) the License Fee Installments, the Monthly Fee and all other fees and charges under this Agreement are set based on the application of this Clause 9.

9.2 WARRANTY. Subject to the provisions of this Section, Triple G warrants that the Triple G Software will perform substantially in accordance with Triple G's applicable end user documentation. Customer agrees that its sole remedy for any failure of the Application Software or Interface Software to perform substantially in accordance with Triple G's applicable end user documentation shall be Triple G's performance of the maintenance services described in Clause 6.1 hereof.

9.3 DISCLAIMER OF WARRANTY. Except as provided by Prescribed Terms (if any) or as expressly set out in this Agreement, Triple G makes no warranties, representations, conditions, or covenants in relation to the Software or the Materials. TRIPLE G HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES, REPRESENTATIONS, CONDITIONS, OR COVENANTS, WHETHER EXPRESSED, IMPLIED OR STATUTORY (INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE).

9.4 EXCLUSION OF DAMAGES. Except as provided in Clause 9.9, IN NO EVENT SHALL TRIPLE G BE LIABLE FOR LOSS OF USE, DATA OR PROFITS, OR FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, REGARDLESS OF THE FORM OF THE ACTION (BREACH OF CONTRACT, TORT OR OTHERWISE), EVEN IF TRIPLE G HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

9.5 LIMITATION OF LIABILITY. Except as provided in Clause 9.9, IN NO EVENT SHALL TRIPLE G'S AGGREGATE LIABILITY TO THE CUSTOMER FOR ANY CAUSE, REGARDLESS OF THE FORM OF THE ACTION (BREACH OF CONTRACT, TORT OR OTHERWISE) EXCEED THE AGGREGATE FEES PAID BY CUSTOMER TO TRIPLE G HEREUNDER.

9.6 NO THIRD PARTY LIABILITY. Customer and its Additional Licensees agree and acknowledge that, except when required by Prescribed Terms or by Clause 9.9, TRIPLE G SHALL HAVE NO LIABILITY OF ANY KIND TO ANY THIRD PARTY OR TO ANY ADDITIONAL LICENSEE.

9.7 INDEMNITY BY CUSTOMER AND ADDITIONAL LICENSEES. The Customer shall indemnify, defend and hold Triple G and its officers, directors, agents, employees and contractors and sub-contractors, harmless from and against all loss, expense (including attorneys' fees) and damage of any kind whatsoever (including indirect, special or consequential loss or damage) arising directly or indirectly from (a) any breach of any of the terms or conditions of this Agreement by the Customer or any Additional Licensee, or a breach by an Approved Contractor or its Contractor Agreement, (b) any claim or action against Triple G arising directly or indirectly out of any negligence or willful act of the Customer, an Additional Licensee, an Approved Contractor, or any of their officers, directors, agents, employees, contractors, or sub-contractors, (c) any claim made against Customer or Triple G by any third party (including any Additional Licensee or Approved Contractor) as a result of the use of the Software by Customer or such Additional

         Licensee or the relationship between Customer and such third party, and
         (d) any claim relating to the death or injury or any person in connection with the treatment or diagnosis of such person by Customer, any Additional Licensee or any of their employees, agents, contractors or sub-contractors. To the extent that Customer is financially unable to satisfy its obligations to Triple G under this Section 9.7 (as a result of its insolvency, bankruptcy or any other condition), the Additional Licensees of Customer shall be jointly and severally liable for the unsatisfied portions of such obligations.

9.8 PRESCRIBED TERMS. Where a Prescribed Term is implied into this Agreement the liability of Triple G to the Customer for a breach thereof is, at the option of Triple G, limited where the Prescribed Terms permit such a limitation:

         (a) in the case of goods - to the repair or replacement of the goods or the cost of repairing or replacing the goods; or

         (b) in the case of services - to the re-supply of those services of the payment of the costs of re-supplying those services.

9.9 INDEMNITY BY TRIPLE G. Triple G shall indemnify, defend and hold Customer and its officers, directors, agents, employees and contractors and sub-contractors, harmless from and against all loss, expense including attorneys' fees) and damage of any kind whatsoever (including indirect, special or consequential loss or damage) arising directly or indirectly from any claim or action against Customer arising directly or indirectly out of any gross negligence or willful misconduct of Triple G or any of its officers, directors, agents, employees, contractors or sub-contractors.

9.10 SPECIAL VOICE SOFTWARE ACKNOWLEDGMENT. CUSTOMER ACKNOWLEDGES THAT SPEECH RECOGNITION IS A STATISTICAL PROCESS AND THAT ERRORS ARE INHERENT IN THE PROCESS OF SPEECH RECOGNITION.

10.      CONFIDENTIALITY

10.1 Each party shall hold the Confidential Information of the other party secret, and shall protect and preserve the confidential nature and secrecy of such Confidential Information. Each party will not during the term of this Agreement and for a period of five (5) years thereafter (except in the case of Source Code, as to which there shall be no limitation), without the other party's prior written consent:

         (a) disclose or communicate to any third person all or any of the other party's Confidential Information except as permitted by this Agreement;

         (b) permit unauthorized persons to have access to the places where the other party's Confidential Information is reproduced or stored; or

         (c) make, or assist any person to make, any use of the other party's Confidential Information not authorized by this Agreement, and shall use its best efforts to ensure that any employee or other person who acquires the other party's Confidential Information shall not make any unauthorized use thereof.

10.2     The receiving party shall:

         (a) take all reasonable steps required by the other party to enforce any obligation of confidence imposed or required to be imposed by this Agreement; and

         (b) ensure that employees, agents, contractors, and other persons under the control or direction of the receiving party will be under and will comply with obligations similar to the obligations imposed on such party under this Clause 10.

10.3 Notwithstanding the foregoing, Customer may disclose Confidential Information of Triple G to:

         (a) an Approved Contractor, in accordance with the other provisions of this Agreement; and

         (b) its legal counsel or other professional advisors in relation to interpreting its rights under this Agreement.

         Customer may disclose the Application Software and Run-Time Software to Additional Licensees; but Customer shall not disclose any other Confidential Information of Triple G to any Additional Licensee, including but not limited to the Source Code or Development Software.

11.      TERM AND TERMINATION

11.1 TERM. This Agreement commences (or shall be deemed to commence) on the Commencement Date and will remain in force until terminated in accordance with this Clause 11.

11.2 TERMINATION BY TRIPLE G. Triple G may (without prejudice to any other right or remedy) terminate this Agreement at any time upon notice in writing to the Customer if:

         (a) the Customer fails to pay when due any sum payable under this Agreement within thirty (30) days of the date due;

         (b) the Customer or any Additional Licensee is in material breach of any other obligation under this Agreement and does not cure such breach within sixty (60) days of being requested by Triple G to do so;

         (c) the Customer or an Additional Licensee becomes bankrupt or insolvent, files a petition in bankruptcy, goes or is put into liquidation or dissolution (other than by way of reconstruction or merger), administration, or discontinues business; or

         (d) the Customer or an Additional Licensee makes an assignment or composition with its creditors generally, has a receiver, a secured creditor or other custodian appointed to or take in possession of all or a substantial part of its assets, or otherwise seeks to take advantage of any bankruptcy or insolvency laws.

11.3     TERMINATION BY CUSTOMER.

         (a) The Customer may terminate this Agreement with or without cause by giving Triple G at least ninety (90) days notice in writing, but such termination shall not affect any obligation of Customer to make any payment to Triple G that comes due prior to the end of such ninety day termination notice period.

         (b) The Customer may terminate this Agreement at any time upon notice in writing to Triple G if Triple G is in material breach of an obligation under this Agreement and does not rectify such breach within sixty (60) days of being requested by Customer to do so.

11.4 EFFECTS OF TERMINATION. Upon termination of this Agreement for any reason the Customer and all Additional Licensees and Approved Contractors must:

         (a)   immediately cease to use the Software and the Materials; and

         (b) erase, destroy or procure the return to Triple G of all reproductions (in any material form) or embodiments of the Software, the Materials and the Confidential Information in their possession or control; and

         (c) provide Triple G with a certificate executed by an executive officer of the Customer declaring that the Customer and the Additional Licensees have complied with their obligations under sub-Clauses 11.4(a) and (b).

11.5 SURVIVAL. Expiration or termination of this Agreement for any reason does not affect the rights and obligations of the parties under Clauses 5.3, 7.1, 7.4, 8, 9, 10, 11.4, 12, and 14.

12.      TRIPLE G EMPLOYEES

         The Customer acknowledges that Triple G's employees and contractors are critical to Triple G's business and the servicing of Triple G's customers. The Customer and Additional Licensees must not during the term of this Agreement and for period of [***]* thereafter:

         (a) employ or otherwise engage any employee or contractor of Triple G during their employment or contract with Triple G;

         (b) attempt to induce any Triple G employee or contractor to terminate (lawfully or otherwise) their employment or contract with Triple G; or

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         (c)   employ or otherwise engage any former employee or former
         contractor of Triple G during the [***]* immediately following the expiration or termination of that employee's or contractor's employment or contract.

13.      DISPUTE RESOLUTION

13.1 If a dispute arises between the parties in connection with this Agreement, the parties undertake in good faith to use all reasonable efforts to settle the dispute by negotiation or mediation (but not arbitration) without first resorting to litigation (except where urgent injunctive relief is claimed).

13.2 If the Customer disputes its liability to pay any amount to Triple G under this Agreement, the Customer must either:

         (a)   pay the amount to Triple G in accordance with this Agreement; or

         (b) pay the amount into an escrow account with a bank nominated by Triple G (with representatives of the Customer and Triple G as joint signatories) pending settlement or determination of the dispute. The amount and any interest earned on it must be paid out of the escrow account in accordance with the terms of that settlement or determination. The expenses of administering such escrow account shall be paid by Customer.

13.3 Because unauthorized use, disclosure or transfer of the Software or Materials will diminish substantially the value of such Software or Materials and irrevocably harm Triple G, if Customer, an Additional Licensee or Approved Contractor materially breaches the provisions of Clauses 2, 3 or 7 of this Agreement, Triple G shall be entitled to injunctive and/or other equitable relief, in addition to other remedies afforded by law, to prevent a breach of such sections of this Agreement.

14.      GENERAL

14.1 NO ASSIGNMENT. The Customer acknowledges that the rights granted to Customer hereunder are personal in nature and relate to the valuable intellectual property and trade secrets of Triple G; and the Customer agrees that it shall not assign or purport to assign any of its rights under this Agreement without the prior written consent of Triple G, and that any attempted assignment without Triple G's consent shall be void and of no effect. In addition, no Additional Licensee shall assign or purport to assign any of its rights under this Agreement without the prior written consent of Triple G, and that any attempted assignment without Triple G's consent shall be void and of no effect. For purposes of this Clause 14.1, any change in control of Customer or an Additional Licensee or any merger or combination of Customer or an Additional Licensee with a non-Affiliate shall be deemed to constitute an assignment.

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14.2     GOVERNING LAW. This Agreement is governed by the laws of the State of
         New York, without reference to its choice of law rules, and specifically excluding any application of the United Nations Convention on Contracts for the International Sale of Goods.

14.3 INDEPENDENT CONTRACTOR. Triple G and Customer are independent contractors. Nothing in this Agreement makes either of them the agent, joint venturer, partner, employer or employee of the other.

14.4 NOTICES. Any notice or other communication in connection with this Agreement must be in writing by registered mail, return receipt requested, overnight delivery service (such as Federal Express), or telecopy (fax) addressed to:



         In the case of Triple G:                with a copy to:

         Triple G Corporation                    Hale and Dorr
         2900 John Street, Suite 300             60 State Street
         Markham, Ontario                        Boston, Massachusetts
         CANADA  L3R 5G3                         USA  02109
         Fax: (904) 305-0046                     Fax: (617) 526-5000
         Attn: Chief Operating Officer           Attn: Jorge L. Contreras, Esq.

         In the case of the Customer - the address specified in Item 1 of
         Schedule 1.

         All notices given hereunder will be deemed to be received:

         (a)   in the case of registered mail, on the 3rd day after mailing;

         (b) in the case of overnight delivery, on the day after deposit with the delivery service; and

         (c) in the case of a fax, on production of a transmission report by the machine by which the fax was sent in its entirety to the fax number of the recipient.

14.5 SEVERABILITY. If the whole or any part of a provision of this Agreement is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This Clause has no effect if the severance alters the basic nature of this Agreement or is contrary to public policy.

14.6 ENTIRE AGREEMENT. The Agreement, together with the Schedules hereto, constitutes the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral.

14.7 AMENDMENT. This Agreement shall not be deemed or construed to be modified, amended or waived, in whole or in part, except by written agreement signed by Customer and Triple G. Any amendment to this Agreement signed by both Customer and Triple G shall be automatically binding upon all Additional Licensees, whether or not they have been notified of such amendment.

14.8 NO WAIVER. No delay or omission on the part of either party to this Agreement in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion.

14.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.10 FORCE MAJEURE. Neither party may be liable in any respect for failures to perform hereunder due wholly or substantially to the elements, acts of God, labor disputes, acts of terrorism, acts of civil or military authority, fires, floods, epidemics, quarantine restrictions, armed hostilities, riots and other unavoidable natural disasters beyond the control of the parties.

EXECUTED as an agreement under seal.



TRIPLE G CORPORATION                            SPECIALTY LABORATORIES, INC.



By: /s/ LEE GREEN                               By: /s/ PAUL F. BEYER
    -------------------                             ------------------------

Printed Name: Lee Green                         Printed Name: Paul F. Beyer

Title: President                                Title: President

                                   SCHEDULE 1


ITEM 1

Date Agreement signed:                   AUGUST 26, 1996

ITEM 2

Customer's Name:                         Specialty Laboratories, Inc.

Customer's Address:                      2211 Michigan Avenue
                                         Santa Monica, California  90404-3900

Customer's Contact:                      Chief Financial Officer

ITEM 3

Commencement Date:                       AUGUST 26, 1996
(date on which Agreement takes effect)

ITEM 4

Designated Site:                         2211 Michigan Avenue
                                         Santa Monica, California  90404-3900

                                         If Customer moves its principal
                                         business operations during the term of
                                         the Agreement, then such new location
                                         shall replace the foregoing site as the
                                         Designated Site, provided that customer
                                         notifies Triple G in writing of such
                                         new location.

ITEM 5

Renegotiation Period:                    Five (5) Years

ITEM 6

License Fee Installments:

NO.               AMOUNT                 WHEN PAYABLE
1                 [***]*                 upon execution of this Agreement

2                 [***]*                 upon installation of the Software

3(a)              [***]*                 At the Conclusion of Testing of
                                         the Clinical Trials Laboratory
                                         Information Management System and prior
                                         to Live Use of the Software on the
                                         Clinical Trials Laboratory Information
                                         Management System.

3(b)              [***]*                 At the Conclusion of Testing of
                                         the Billing and Accounts Receivable
                                         System and prior to Live Use of the
                                         Software on the Billing and Accounts
                                         Receivable System.

4                 [***]*                 Thirty (30) days following Live Use of
                                         the Software on the Clinical
                                         Laboratory Information System.

-------------------------

         * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ITEM 7

Monthly License, Support and     [***]*
Update Fee:

ITEM 8

Unify Fees (Assumes Sun 3000 4 processor 256 user license):

            DESCRIPTION                                        AMOUNT*
            -----------                                        -------
Unify Accell Development License (Class 12)                     [***]*

Unify Annual Premium Support                                    [***]*

The foregoing amounts are payable by Customer upon delivery of the Software.

* Or Unify's then-current list prices if the hardware selected by Customer is not that listed above.

ITEM 9

Programming, Installation and Training   [***]*
Rate:  (Does not include travel,
accommodation or out of pocket
expenses)

Travel time shall not be billable.

ITEM 10 - INCREMENTAL USER LICENSE FEE

[***]* per User, in 8-user blocks. Monthly License, Support and Update fee increases [***]* per 8 users. A corresponding Unify upgrade may be required.

ITEM 11 - INSTRUMENT INTERFACE LICENSE AND MAINTENANCE FEES:

The following amounts shall be payable in respect of each Instrument Interface licensed to Customer or Additional Licensees:

         [***]* per bi-directional instrument, and [***]* increase in the Monthly License, Support and Update fee.

         [***]* per uni-directional instrument, and [***]* increase in the Monthly License, Support and Update fee.

ITEM 12 - ADDITIONAL LICENSEE FEE:

Ultra License Fee for first 8 users                 [***]*

Additional Monthly License, Support and Update Fee  [***]*

ITEM 13 - SYSTEM TO SYSTEM SOFTWARE INTERFACE FEES:

                                                                         Increase in:
                                                  License Fee            Monthly License, Support
                                                                         and Update Fee
Results Reporting to Datagate                       [***]*                      [***]*

Order Entry from Datagate                           [***]*                      [***]*

Order Entry from PC Workstation/Results to PC
Workstation                                         [***]*                      [***]*

Order Entry from ClinScan/Results to ClinScan       [***]*                      [***]*

-----------------------------

         * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ITEM 14 - VOICE MICROBIOLOGY SOFTWARE LICENSE FEES:

First 3 users                          [***]*

4-user pack                            [***]*

8-user pack                            [***]*

16-user pack                           [***]*

There is an increase in the Monthly License, Support and Update Fee equal to[***]* per user of the VOICE Microbiology Software. The above rates exclude all hardware (other than Voice Card and headset) necessary to run the Voice Microbiology Software.









-------------------------

         * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   SCHEDULE 2

                                SOFTWARE DETAILS


ITEM 1

Licensed CPUs:

         Run Time CPU                               Sun 3000 4 processor

         Development CPU                            Sun 3000 4 processor

ITEM 2

Application Software Modules:

         Specimen Handling
         Patient Entry
         Chemistry
         Hematology
         Anatomic Pathology
         Patient Result Reporting
         Cytology
         Micro Biology-Voice Activated
         Reference Testing
         Patient Result Enquiry
         Management Reporting
         Satellite Laboratory System
         Ultra Tracking
         Expediting System
         Security
         Interpretive Diagnostic Reporting
         Validation and Approval
         Amendments
         Billing and Accounts Receivable

ITEM 3

Application Software User Limits:                   150 Ultra users (except
                                                      Accounts Receivable users)
                                                    24 Accounts Receivable users
ITEM 4

Instrument Interfaces:

          To be added by mutual agreement of the parties, at the rates set forth in Item 11 of Schedule 1

ITEM 5

Documentation:
DOCUMENTATION                       No. of Copies
--------------                      TO BE PROVIDED
                                    --------------
All ULTRA Documentation                     1
All Unify Documentation                     1

                                   SCHEDULE 3

                              AGREED MODIFICATIONS

                                      None.

                             AMENDMENT TO AGREEMENT

Whereas Triple G Corporation and Specialty Laboratories, Inc. entered into an Agreement dated August 26, 1998 for the license of ULTRA and the related provision of services (the "Agreement").

Now therefore, the parties have agreed to amend certain terms of the Agreement as follows:

INCREASED USE LICENSE

The parties agree to replace Schedule 2, item 3 with the following:

"Application Software User Limits: 256 ULTRA and A/R users"

INSTRUMENT INTERFACES

The parties agree to replace Schedule 1, item 11 with the following:

"The following License amounts shall be payable in respect to each instrument:

         - [***]* per bi-directional instrument and [***]* per month increase in the monthly License, Support and Update Fee.

         - [***]* per uni-directional instrument and [***] per month increase in the monthly License, Support and Update Fee.

Notwithstanding the above, Instrument Interfaces that are operational as of October 22, 1998 to a maximum of 24 uni-directional or bi-directional interfaces shall be deemed to have been included in the license fees that have been paid to date and included in the Monthly License, Support and Update Fees."

SOFTWARE MAINTENANCE FEES

The parties agree to replace Schedule 1, Item 7 with the following:

"MONTHLY LICENSE, SUPPORT AND UPDATE FEE - [***]*"

[***]*



Agreed to by:

---------------------------------

         * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Triple G Corporation                      Specialty Laboratories, Inc.



By:                                       By:      /s/
   ------------------------------------      ---------------------------------
   F. Lee Green
   Chairman & CEO                         Name:      Bart E. Thielen
                                               -------------------------------
                                          Title:      V.P. Finance
                                                ------------------------------
Date:                                     Date:         10/23/98
     ----------------------------------        -------------------------------

                             AMENDMENT TO AGREEMENT

Whereas Triple G Corporation ("Triple G") and Specialty Laboratories, Inc., ("Specialty") entered into a Software License Agreement dated August 26, 1966 (the "License") and as amended on October 23, 1998, for the license of ULTRA and related provision of services (known collectively as the "Agreement").

Now therefor the parties have agreed to amend certain terms of the Agreement to be effective July 1 1999, as follows:

GENERAL

A. The Renegotiation Period identified in Schedule 1, item 5 of the License shall expire on December 31st, 2001.

B.   Paragraph 12 of the License shall be replaced with the following:

"12.     EMPLOYEES

Each party acknowledges that the other party's employees and contractors are critical to its business and the servicing of its customers. Neither party shall, during the term of this Agreement and for a period of [***]* thereafter:

(a) employ or otherwise engage any employee or contractor of the other party during their employment or contract with such party;

(b) attempt to induce any employee or contractor of the other party to terminate (lawfully or otherwise) their employment or contract with such party; or

(c) employ or otherwise engage any former employee or former contractor of the other party during the [***]* immediately following the expiration or termination of that employee's or contractor's employment or contract."

C.    CHANGE PARAGRAPH 5.6 OF THE LICENSE TO THE FOLLOWING:
"IF AT ANY TIME DURING THE TERM OF THIS AGREEMENT, UNIFY'S FEES AND CHARGES TO TRIPLE G INCREASE FROM THOSE APPLICABLE AT THE DATE OF THIS AGREEMENT, THE UNIFY FEES SHALL BE INCREASED BY A CORRESPONDING AMOUNT. CUSTOMER AGREES THAT IT WILL MAKE ALL ITS FUTURE PURCHASES OF UNIFY SOFTWARE OR LICENSES THROUGH TRIPLE G AT FEES THAT TRIPLE G CHARGES ALL OF ITS SIMILAR CUSTOMERS.

"ALL UNIFY SUPPORTS WILL BE PROVIDED UNDER THE TERMS AND CONDITIONS OF THE THEN CURRENT UNIFY SUPPORT AGREEMENT AND SHALL INCLUDE ITEMS SUCH AS THE FOLLOWING:

         - 24/7 SUPPORT OF UNIFY PRODUCTS TO TRIPLE G THAT ARE LICENSED FOR THE CUSTOMER'S SYSTEM; AND

         -  UPDATES, FIXES AND ENHANCEMENTS TO THE LICENSED UNIFY PRODUCTS."

---------------------
         * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

D. The amounts due under this Amendment for services provided during the period from July 1, 1999 to November 26th, 1999, including the December, 1999 Monthly Fee, and one prepaid block as per Section 6.1(a)(1) (see below) are [***]*. These amounts are detailed in the attachment to this Amendment and are payable in full upon the execution of this Amendment. Triple G will reduce this by [***]* to a total of [***]* if payments and the executed amendment are received by Triple G by December 30th 1999.

The remainder of service fees that are due for November and December will be billed upon month end.

E.    All other terms of the Agreement shall apply.

SOFTWARE MAINTENANCE FEES AND SERVICES

A.    THE PARTIES AGREE TO REPLACE SCHEDULE 1, ITEM 7 WITH THE FOLLOWING:

"MONTHLY LICENSE, SUPPORT AND UPDATE FEE - [***]*"

B. THE PARTIES AGREE TO REPLACE SECTION 6.1(A) - "MAINTENANCE SERVICES" WITH THE FOLLOWING:

"THE PARTIES AGREE THAT FOR THE PAYMENT OF THE ULTRA MONTHLY FEE, SPECIALTY SHALL BE ENTITLED TO RECEIVE THE FOLLOWING SERVICES UNDER THE FOLLOWING
CONDITIONS:

1. TRIPLE G SHALL PROVIDE A MAXIMUM OF [***]* HELPDESK HOURS PER MONTH ON A NON-CUMULATIVE BASIS. THIS SHALL INCLUDE ALL SUPPORT SERVICES PROVIDED BY TRIPLE G STAFF AND CONTRACTORS SUCH AS HELPDESK ADMINISTRATION, ACCOUNT MANAGEMENT, BUG FIXES, PRODUCTION DOWN, INQUIRIES ETC. PROVIDED THAT THEY ARE PREPAID IN BLOCKS OF [***]*, ALL SERVICES IN EXCESS OF [***]* HELPDESK HOURS SHALL BE BILLED AT [***]* FOR ANY LIS SUPPORT AND[***]* FOR ANY ACCOUNTS RECEIVABLE SUPPORT. IF THE SUPPORT SERVICES ARE NOT PREPAID, THE RATE TO BE CHARGED WILL BE AT THE THEN CURRENT HOURLY RATES. ON A MONTHLY BASIS, TRIPLE G WILL DECREMENT THE PREPAID BLOCKS FOR THE EXCESS HOURS AND FEES AND FORWARD DETAILS OF THE SAME; AND REQUEST PAYMENT OF ADDITIONAL BLOCKS AS REQUIRED.

2. SPECIALTY SHALL DESIGNATE NO MORE THAN TWO AUTHORIZED CONTACTS; SUCH CONTACTS TO BE THE ONLY STAFF AUTHORIZED TO REQUEST SUPPORT SERVICES FROM TRIPLE G CORPORATION.

3. TRIPLE G WILL PROVIDE SPECIALTY WITH TWENTY FOUR HOUR, SEVEN DAY PER WEEK TELEPHONE ACCESS TO TRIPLE G SUPPORT STAFF, FOR EMERGENCY SUPPORT SERVICES, AS GOVERNED BY THE TERMS OF THIS AMENDMENT AND BY TRIPLE G'S THEN CURRENT SUPPORT POLICY, INCLUDED HEREIN AS ATTACHMENT 1.0.

4. FIXED PRICE ENHANCEMENT REQUESTS FOR ACCOUNTS RECEIVABLE WILL BE CALCULATED AT [***]* PER HOUR FOR THOSE ENHANCEMENTS DEEMED TO BE GENERAL US BILLING/AR MARKET REQUIREMENTS. THIS WILL BE SHOWN AT THE TIME OF QUOTATION AND APPROVAL. ALL WORK IN PROVIDING AN ESTIMATE WILL BE

---------------------
         * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

BILLABLE AT THE RATES SHOWN. IF THE QUOTATION IS ACCEPTED THE TIME FOR ESTIMATION WILL BE INCLUDED IN THE QUOTATION. ALL OTHER ENHANCEMENTS SHALL BE AT THE THEN CURRENT HOURLY RATE. ALL ENHANCEMENTS SHALL INCLUDE A 60-DAY WARRANTY PERIOD.

5. THE MONTHLY FEE SHALL BE ADJUSTED TO REFLECT ANY ADDITIONAL PURCHASE OR LICENSES.

6. ALL TRIPLE G TRAVEL AND EXPENSES WILL BE IN ACCORDANCE WITH THE THEN CURRENT SPECIALTY TRAVEL POLICY, PROVIDED THAT THIS HAS BEEN COMMUNICATED IN WRITING TO TRIPLE G AND TRIPLE G HAS AGREED ON THE TERMS. TRIPLE G AND SPECIALTY MAY AGREE TO OTHER MUTUALLY ACCEPTABLE TERMS."



AGREED TO BY:



TRIPLE G CORPORATION                             SPECIALTY LABORATORIES INC.



BY:                    /s/                       BY:             /s/
   ---------------------------------------          ---------------------------

DATE:                DEC 31 99                   DATE:         12/21/99
     -------------------------------------            --------------------------